Exhibit 10.19

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

NOTICE OF RESTRICTED STOCK GRANT

Unless otherwise defined herein, the terms defined in the Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan (the “Plan”) will have the same defined meanings in this Restricted Stock Award Agreement which includes the Notice of Restricted Stock Grant (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, and all other exhibits, appendices, and addenda attached hereto (the “Award Agreement”).

Participant Name:

Address:

The undersigned Participant has been granted an Award of Shares of Restricted Stock, subject to the terms and conditions of the Plan and this Award Agreement, as follows:

Grant Number: ______________________________

Date of Grant: ______________________________

Vesting Commencement Date: ______________________________

Total Number of Shares of Restricted Stock: ______________________________

Vesting Schedule:

Subject to any acceleration provisions contained in the Plan, this Award Agreement, or any other written agreement authorized by the Administrator between Participant and the Company (or any Parent or Subsidiary of the Company, as applicable) governing the terms of this Award, the Shares of Restricted Stock will be scheduled to vest and the Company’s right to reacquire the Restricted Stock will be scheduled to lapse in accordance with the following schedule:

[INSERT APPLICABLE VESTING SCHEDULE]

By Participant’s signature (or electronic acceptance of the award) and the signature of the representative of the Company below, Participant and the Company agree that this Award of Restricted Stock is granted under and governed by the terms and conditions of the Plan and this Award Agreement, including the Terms and Conditions of Restricted Stock Grant, attached hereto as Exhibit A, and all other exhibits, appendices and addenda attached hereto, all of which are made a part of this document. Participant acknowledges receipt of a copy of the Plan. Participant

4854-8081-2058.1

has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Plan and this Award Agreement. Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan or this Award Agreement. Participant further agrees to notify the Company upon any change in Participant’s residence address indicated below.

PARTICIPANT SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

Signature Signature

Print Name Print Name

Title

Residence Address:

EXHIBIT A

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

1.
Grant of Shares of Restricted Stock. The Company hereby grants to the individual (“Participant”) named in the Notice of Restricted Stock Grant of this Award Agreement (the “Notice of Grant”) under the Plan an Award of Shares of Restricted Stock, and subject to the terms and conditions of this Award Agreement and the Plan, which is incorporated herein by reference. Subject to Section 20 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.
2.
Vesting Schedule. Except as provided in Section 3 and subject to Sections 4 and 6, the Shares of Restricted Stock awarded by this Award Agreement will vest in accordance with the vesting provisions set forth in the Notice of Grant. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, governing the terms of this Award, Shares of Restricted Stock scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Award Agreement, unless Participant will have been continuously a Service Provider from the Date of Grant until the date such vesting occurs.
3.
Administrator Discretion. The Administrator, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock subject to this Award Agreement at any time, subject to the terms of the Plan. If so accelerated, such Shares of Restricted Stock will be considered as having vested as of the date specified by the Administrator.
4.
Forfeiture Upon Termination as a Service Provider. Unless specifically provided otherwise in this Award Agreement or other written agreement authorized by the Administrator between Participant and the Company or any Parent or Subsidiary of the Company, as applicable, governing the terms of this Award, the balance of the Shares of Restricted Stock that have not vested as of the time Participant ceases to be a Service Provider for any or no reason will be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company upon the date of such termination and Participant will have no further rights thereunder. Participant will not be entitled to a refund of the price paid for the Shares of Restricted Stock, if any, returned to the Company pursuant to this Section 4. Participant hereby appoints the Escrow Agent (as defined below) with full power of substitution, as Participant’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares to the Company upon such termination of service.

5.
Death of Participant. Any distribution or delivery to be made to Participant under this Award Agreement, if Participant is then deceased, will be made to Participant’s designated beneficiary, or if no beneficiary survives Participant, the administrator or executor of Participant’s estate. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.
6.
Tax Obligations
(a)
Responsibility for Taxes. Participant acknowledges that, regardless of any action taken by the Company or, if different, Participant’s employer or any Parent or Subsidiary of the Company to which Participant is providing services (together, the “Service Recipients”), the ultimate liability for any tax and/or social insurance liability obligations and requirements in connection with the Shares of Restricted Stock, including, without limitation, (i) all federal, state, and local taxes (including Participant’s Federal Insurance Contributions Act (FICA) obligations) that are required to be withheld by any Service Recipient or other payment of tax-related items related to Participant’s participation in the Plan and legally applicable to Participant, (ii) Participant’s and, to the extent required by any Service Recipient, the Service Recipient’s fringe benefit tax liability, if any, associated with the grant, vesting, or release from escrow of the Shares of Restricted Stock, the filing of an 83(b) election with respect to the Shares of Restricted Stock, or the sale of Shares, and (iii) any other Service Recipient taxes the responsibility for which Participant has, or has agreed to bear, with respect to the Shares of Restricted Stock (or release from escrow thereof or issuance of Shares thereunder) (collectively, the “Tax Obligations”), is and remains Participant’s sole responsibility and may exceed the amount actually withheld by the applicable Service Recipient(s). Participant further acknowledges that no Service Recipient (A) makes any representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Shares of Restricted Stock, including, but not limited to, the grant, vesting or release from escrow of the Shares of Restricted Stock, the filing of an 83(b) Election (as defined below) with respect to the Shares of Restricted Stock, the subsequent sale of Shares acquired pursuant to this Award Agreement and the receipt of any dividends or other distributions, and (B) makes any commitment to and is under any obligation to structure the terms of the grant or any aspect of the Shares of Restricted Stock to reduce or eliminate Participant’s liability for Tax Obligations or achieve any particular tax result. Further, if Participant is subject to Tax Obligations in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the applicable Service Recipient(s) (or former employer, as applicable) may be required to withhold or account for Withholding Obligations (as defined below) in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required Withholding Obligations hereunder at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares. Participant understands that Section 83 of the Code, taxes as ordinary income the difference between the purchase price, if any, for the Shares and the fair market value of the Shares as of each vesting date. If Participant is a U.S. taxpayer, Participant understands that Participant may elect, for purposes of U.S. tax law, to be taxed at the time the Shares are granted rather than when such Shares vest by filing an election under Section 83(b) of the Code (the “83(b) Election”) with the IRS within thirty (30) days from the date of grant of the Restricted Stock Award.
(b)
Tax Withholding. Notwithstanding any contrary provision of this Award Agreement, no certificate representing the Shares of Restricted Stock may be released from the escrow established pursuant to Section 13, unless and until satisfactory arrangements (as determined by the Administrator) will have been made by Participant with respect to the payment of all Tax Obligations required to be withheld (the “Withholding Obligations”). When Shares of Restricted Stock are vested, Participant generally will recognize immediate U.S. taxable income if Participant is a U.S. taxpayer. If Participant is a non-U.S. taxpayer, Participant will be subject to applicable taxes in his or her jurisdiction. Pursuant to such procedures as the Administrator may specify from time to time, the Company and/or Service Recipient shall withhold the amount required to be withheld for the payment of Withholding Obligations which the Company determines must be withheld with respect to this Award. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require Participant to satisfy Participant’s Withholding Obligations, in whole or in part (without limitation), if permissible by applicable local law, by (i) paying cash in U.S. dollars, (ii) having the Company withhold otherwise deliverable Shares having a fair market value equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Net Share Withholding”), (iii) withholding the amount of such Withholding Obligations from Participant’s wages or other cash compensation paid to Participant by the applicable Service Recipient(s), (iv) delivering to the Company Shares that Participant owns and that already have vested with a fair market value equal to the Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences), (v) selling a sufficient number of such Shares otherwise releasable to Participant, through such means as the Company may determine in its sole discretion (whether through a broker or otherwise) equal to the minimum amount that is necessary to meet the withholding requirement for such Withholding Obligations (or such greater amount as Participant may elect if permitted by the Administrator, if such greater amount would not result in adverse financial accounting consequences) (“Sell to Cover”), or (vi) such other means as the Administrator deems appropriate. If the Withholding Obligations are satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued, and had released from escrow, the full number of vested Shares subject to this Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Withholding Obligations. To the extent determined appropriate by the Administrator in its discretion, the Administrator will have the right (but not the obligation) to satisfy any Withholding Obligations by Net Share Withholding. If Net Share Withholding is the method by which such Withholding Obligations are satisfied, the Company will not withhold on a fractional Share basis to satisfy any portion of the Withholding Obligations and, unless the Company determines otherwise, no refund will be made to Participant for the value of the portion of a Share, if any, withheld in excess of the Withholding Obligations. If a Sell to Cover is the method by which Withholding Obligations are satisfied, Participant agrees that as part of the Sell to Cover, additional Shares may be sold to satisfy any associated broker or other fees. Only whole Shares will be sold pursuant to a Sell to Cover. Any proceeds from the sale of Shares pursuant to a Sell to Cover that are in excess of the Withholding Obligations and any associated broker or other fees will be paid to Participant in accordance with procedures the Company may specify from time to time.
(c)
Tax Consequences. Participant has reviewed with his or her own tax advisers the U.S. federal, state, local and non-U.S. tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, Participant relies solely on such advisers and not on any statements or representations of the Company or any of its agents, written or oral. Participant understands that Participant (and not the Company) shall be responsible for

Participant’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Award Agreement.
(d)
Company’s Obligation to Release Shares. For clarification purposes, in no event will the Company release Shares from the escrow established pursuant to Section 13 unless and until arrangements satisfactory to the Administrator have been made for the payment of Participant’s Withholding Obligations. If Participant fails to make satisfactory arrangements for the payment of such Withholding Obligations hereunder at the time any applicable Shares of Restricted Stock otherwise are scheduled to vest pursuant to Sections 2 or 3, at the time Participant files a timely 83(b) Election with the IRS, or Participant’s Withholding Obligations otherwise become due, Participant permanently will forfeit such Shares of Restricted Stock to which Participant’s Withholding Obligation relates and any right to receive Shares thereunder and such Shares of Restricted Stock will be returned to the Company at no cost to the Company. Participant acknowledges and agrees that the Company may refuse to issue or deliver the Shares if such Withholding Obligations are not delivered at the time they are due.
7.
Rights as Stockholder. Neither Participant nor any person claiming under or through Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to Participant (including through electronic delivery to a brokerage account) or the Escrow Agent. After such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares. Except as provided in Section 13(f), after such issuance, recordation and delivery, Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.
8.
No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE SHARES OF RESTRICTED STOCK PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER, WHICH UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAWS IS AT THE WILL OF THE APPLICABLE SERVICE RECIPIENT AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS RESTRICTED STOCK AWARD OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF ANY SERVICE RECIPIENT TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER, SUBJECT TO APPLICABLE LAW, WHICH TERMINATION, UNLESS PROVIDED OTHERWISE UNDER APPLICABLE LAW, MAY BE AT ANY TIME, WITH OR WITHOUT CAUSE.
9.
Grant is Not Transferable. Except for the escrow described in Section 13 or transfer of the Shares to the Company or its assignees contemplated by this Award Agreement, and except to the limited extent provided in Section 5, the unvested Shares subject to this Award Agreement and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process until such Shares shall have vested in accordance with the provisions of this Award Agreement. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the unvested Shares subject to this Award Agreement, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, the then-unvested Shares of Restricted Stock will thereupon be forfeited at no cost to the Company and Participant will have no further rights thereunder.
10.
Nature of Grant. In accepting this Award of Restricted Stock, Participant acknowledges, understands and agrees that:
(a)
the grant of the Shares of Restricted Stock is voluntary and occasional and does not create any contractual or other right to receive future grants of Shares of Restricted Stock, or benefits in lieu of Shares of Restricted Stock, even if Shares of Restricted Stock have been granted in the past;
(b)
all decisions with respect to future grants of Restricted Stock or other grants, if any, will be at the sole discretion of the Administrator;
(c)
Participant is voluntarily participating in the Plan;
(d)
the Shares of Restricted Stock are not intended to replace any pension rights or compensation;
(e)
the Shares of Restricted Stock, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(f)
the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(g)
for purposes of the Shares of Restricted Stock, Participant’s status as a Service Provider will be considered terminated as of the date Participant is no longer actively providing services to the Company or any Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Award Agreement (including by reference in the Notice of Grant to other arrangements or contracts) or determined by the Administrator, Participant’s right to vest in the Shares of Restricted Stock under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any, unless Participant is providing bona fide services during such time); the Administrator shall have the exclusive discretion to determine when Participant is no longer actively providing services for purposes of this Restricted Stock Award (including whether Participant may still be considered to be providing services while on a leave of absence and consistent with local law);

(h)
unless otherwise provided in the Plan or by the Administrator in its discretion, the Shares of Restricted Stock and the benefits evidenced by this Award Agreement do not create any entitlement to have the Shares of Restricted Stock or any such benefits transferred to, or assumed by, another company nor be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares; and
(i)
the following provisions apply only if Participant is providing services outside the United States:
(i)
the Shares of Restricted Stock are not part of normal or expected compensation or salary for any purpose;
(ii)
Participant acknowledges and agrees that no Service Recipient shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Shares of Restricted Stock or the subsequent sale of any Shares; and
(iii)
no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock resulting from the termination of Participant’s status as a Service Provider (for any reason whatsoever whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is a Service Provider or the terms of Participant’s employment or service agreement, if any), and in consideration of the grant of the Restricted Stock to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against any Service Recipient, waives his or her ability, if any, to bring any such claim, and releases each Service Recipient from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.
11.
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the underlying Shares. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisers regarding his or her participation in the Plan before taking any action related to the Plan.
12.
Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Award Agreement and any other Restricted Stock grant materials by and among, as applicable, the Service Recipients for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and the Service Recipient may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Shares of Restricted Stock or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data may be transferred to a stock plan service provider, as may be selected by the Company in the future, assisting the Company with the implementation, administration and management of the Plan. Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different data privacy laws and protections than Participant’s country. Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. Participant authorizes the Company, any stock plan service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis. If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her status as a Service Provider and career with the Service Recipient will not be adversely affected. The only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant Restricted Stock or other equity awards or administer or maintain such awards. Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan. For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that he or she may contact his or her local human resources representative.

13.
Escrow of Shares.
(a)
All Shares of Restricted Stock will, upon execution of this Award Agreement, be delivered and deposited with an escrow holder designated by the Company (the “Escrow Holder”). The Shares of Restricted Stock will be held by the Escrow Holder until such time as the Shares of Restricted Stock vest or the date Participant ceases to be a Service Provider.
(b)
The Escrow Holder will not be liable for any act it may do or omit to do with respect to holding the Shares of Restricted Stock in escrow and while acting in good faith and in the exercise of its judgment.
(c)
Upon Participant’s termination as a Service Provider for any reason, the Escrow Holder, upon receipt of written notice of such termination, will take all steps necessary to accomplish the transfer of the unvested Shares of Restricted Stock to the Company. Participant hereby appoints the Escrow Holder with full power of substitution, as Participant’s true and lawful attorney‑in‑fact with irrevocable power and authority in the name and on behalf of Participant to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing such unvested Shares of Restricted Stock to the Company upon such termination.
(d)
The Escrow Holder will take all steps necessary to accomplish the transfer of Shares of Restricted Stock to Participant after they vest following Participant’s request that the Escrow Holder do so.
(e)
Subject to the terms hereof, Participant shall have all the rights of a stockholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon.
(f)
In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, the Shares of Restricted Stock will be increased, reduced or otherwise changed, and by virtue of any such change Participant in his or her capacity as owner of unvested Shares of Restricted Stock will be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities); such new or additional or different shares, cash or securities will thereupon be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. If Participant receives rights or warrants with respect to any unvested Shares of Restricted Stock, such rights or warrants may be held or exercised by Participant, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Shares of Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the unvested Shares of Restricted Stock pursuant to this Award Agreement. The Administrator in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.
(g)
The Company may instruct the transfer agent for its Common Stock to place a legend on the certificates representing the Restricted Stock or otherwise note its records as to the restrictions on transfer set forth in this Award Agreement.
14.
Address for Notices. Any notice to be given to the Company under the terms of this Award Agreement will be addressed to the Company at Sarcos Technology and Robotics Corporation, 650 South 500 West, Suite 150, Salt Lake City, Utah 84101, or at such other address as the Company may hereafter designate in writing.
15.
Successors and Assigns. The Company may assign any of its rights under this Award Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns. The rights and obligations of Participant under this Award Agreement may be assigned only with the prior written consent of the Company.

16.
Additional Conditions to Issuance of Stock. If at any time the Company will determine, in its discretion, that the listing, registration, qualification or rule compliance of the Shares upon any securities exchange or under any state, federal or non-U.S. law, the tax code and related regulations or under the rulings or regulations of the U.S. Securities and Exchange Commission or any other governmental regulatory body or the clearance, consent or approval of the U.S. Securities and Exchange Commission or any other governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to Participant (or his or her estate) or the Escrow Holder hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, clearance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Subject to the terms of the Award Agreement and the Plan, the Company shall not be required to issue any certificate or certificates for (or make any entry on the books of the Company or of a duly authorized transfer agent of the Company of) Shares hereunder prior to the lapse of such reasonable period of time following the Date of Grant of the Shares of Restricted Stock as the Administrator may establish from time to time for reasons of administrative convenience.
17.
Language. If Participant has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
18.
Interpretation. The Administrator will have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. Neither the Administrator nor any person acting on behalf of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement.
19.
Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Shares of Restricted Stock awarded under the Plan or future Shares of Restricted Stock that may be awarded under the Plan by electronic means or require Participant to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.
20.
Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement.
21.
Amendment, Suspension or Termination of the Plan. By accepting this Award, Participant expressly warrants that he or she has received an Award of Restricted Stock under the Plan, and has received, read and understood a description of the Plan. Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Administrator at any time.
22.
Country Addendum. Notwithstanding any provisions in this Award Agreement, the Restricted Stock grant shall be subject to any special terms and conditions set forth in an appendix (if any) to this Award Agreement for any country whose laws are applicable to Participant and this Award of Restricted Stock (as determined by the Administrator in its sole discretion) (the “Country Addendum”). Moreover, if Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum constitutes part of this Award Agreement.
23.
Modifications to the Award Agreement. This Award Agreement constitutes the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Award Agreement can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A or to otherwise avoid imposition of any additional tax or income recognition under Section 409A in connection with this Award of Shares of Restricted Stock.
24.
No Waiver. Either party’s failure to enforce any provision or provisions of this Award Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Award Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.
25.
Governing Law; Severability. This Award Agreement and the Shares of Restricted Stock are governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Award Agreement shall continue in full force and effect.
26.
Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the exhibits, appendices, and addenda attached to the Notice of Grant) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

* * *

APPENDIX A

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

2021 EQUITY INCENTIVE PLAN

COUNTRY ADDENDUM TO RESTRICTED STOCK AWARD AGREEMENT

Unless otherwise defined herein, capitalized terms used in this Country Addendum to Restricted Stock Award Agreement (the “Country Addendum”) will be ascribed the same defined meanings as set forth in the Restricted Stock Award Agreement of which this Country Addendum forms a part (or the Plan or other written agreement as specified in the Restricted Stock Award Agreement).

Terms and Conditions

This Country Addendum includes additional terms and conditions that govern the Award of Restricted Stock granted pursuant to the terms and conditions of the Sarcos Technology and Robotics Corporation 2021 Equity Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement to which this Country Addendum is attached (the “Restricted Stock Award Agreement”) to the extent the individual to whom the Shares of Restricted Stock were granted (“Participant”) resides and/or works in one of the countries listed below. If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing and/or working, or if Participant relocates to another country after the Award of Restricted Stock is granted, the Company, in its discretion, will determine to what extent the terms and conditions contained herein will apply to Participant.

Notifications

This Country Addendum also may include information regarding exchange controls and certain other issues of which Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other Applicable Laws in effect in the respective countries as of [______], 20[___]. Such Applicable Laws often are complex and change frequently. As a result, the Company strongly recommends that Participant not rely on the information in this Country Addendum as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in or receives or sells the Shares covered by the Shares of Restricted Stock.

In addition, the information contained in this Country Addendum is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result. Participant should seek appropriate professional advice as to how the Applicable Laws in Participant’s country may apply to his or her situation.

Finally, if Participant is a citizen or resident of a country other than the one in which Participant currently is residing and/or working, transfers residence and/or employment to another country after the grant of the Shares of Restricted Stock, or is considered a resident of another country for local law purposes, the information in this Country Addendum may not apply to Participant in the same manner.

[Jurisdiction specific provisions to be added by local counsel.]